Exhibit 99.1

hhgregg Announces Preliminary Fiscal First Quarter Sales and Results and

Updates Fiscal 2013 Guidance; Company Announces Conference Call to

Discuss First Quarter Operating Results

INDIANAPOLIS, July 10, 2012 (BUSINESS WIRE) -- Indianapolis-based appliance and electronics retailer, hhgregg, Inc. (NYSE:HGG) today announced preliminary sales and earnings results for the fiscal first quarter ended June 30, 2012 and updated fiscal 2013 guidance. The Company also announced details of its fiscal first quarter earnings conference call.

For the first quarter of fiscal 2013, the Company estimates net sales to be approximately $490 million, an increase of approximately 13.5% as compared to the $431.5 million of net sales reported in the fiscal first quarter last year primarily due to the net addition of 30 new stores. The Company expects a net loss of between $6.2 million to $5.7 million, or $0.17 to $0.16 per diluted share, for the first quarter of fiscal 2013, compared with a net loss of $0.8 million, or $0.02 per diluted share, for the comparable prior year period. Fiscal first quarter 2013 results were negatively impacted by lower than expected revenues primarily within the video category. In addition, due to the deleveraging impact of lower sales, our advertising and general and administrative expenditures will be greater than the prior year as a percentage of net sales. Estimated net sales mix and comparable store sales percentage changes by product category for the three months ended June 30, 2012 and 2011 were as follows:

	Net Sales Mix Summary		Comparable Store Sales
	Three Months Ended June 30,		Three Months Ended June 30,
	2012	2011	2012	2011
Video	33%	37%	(16.7)%	(20.6)%
Appliances	49%	44%	6.3%	(12.6)%
Home Office (1)	8%	7%	8.7%	54.6%
Other (2)	10%	12%	(19.7)%	(10.3)%

Total	100%	100%	(5.1)%	(13.2)%

(1)	Primarily consists of computers, mobile phones and tablets
(2)	Primarily consists of audio, furniture and accessories, mattresses and personal electronics

Dennis May, President and CEO commented, “Our sales results for the quarter are an indicator of the difficulty in the current retail environment, and more specifically the embedded volatility in the video industry. While we remain disappointed in our video results, we continue to make progress on our key initiatives of gaining market share in the appliances category, making strides toward stabilizing gross margin rates, and dynamically growing our e-commerce business. We remain committed to our model of competing on price and differentiating ourselves through service on big box consumer products. While big box consumer products today are defined as appliances and large screen televisions, we continue our plans to test new products that will help fill the void from sales declines in the video category. We continue to look for products that complement our consultative sales force, leverage our delivery and installation network, and utilize our private label consumer credit card.”

All figures in this release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. Further details of the results of the Company will be provided in the Company’s earnings release and conference call on August 2, 2012.

Updated Fiscal 2013 Guidance

In light of the preliminary fiscal first quarter sales results and the anticipated impact of our current business trends; the Company now anticipates that annual net income per diluted share will be $0.90 to $1.05 in fiscal 2013. This compares to previous guidance of net income per diluted share of $1.12 to $1.27. The Company’s revised fiscal 2013 (year ending March 31, 2013) guidance comprises the following:

•	fiscal 2013 comparable store sales of negative 6% to negative 4%, as compared to previous guidance of negative 1% to positive 1%;

•	fiscal 2013 net sales increase of 3% to 6%, as compared to a previous guidance of net sales increase of 9% to 12%;

•	20 to 22 new store openings in fiscal 2013; and

•	the impact of first quarter share repurchase activity of 1.1 million shares at a cost of $11.2 million.

Jeremy Aguilar, Chief Financial Officer commented, “Based on the continued headwinds in the video industry and our first quarter results, we are taking measures to reduce costs and realign our operating structure moving forward. We have put plans in place to reduce our advertising expenditures, restructure our field teams, and implement measures to maximize our profitability on certain services and product offerings. We believe these actions will help offset the continued negative trends within our video business and ultimately allow us to achieve our revised earnings guidance.”

Conference Call to Discuss Full Operating Results for Fiscal First Quarter 2013

The Company will release full operating results for its fiscal first quarter 2013 on Thursday, August 2, 2012. A conference call to discuss the operating results is scheduled to begin at 9:00 a.m. EDT on the same day. Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto the Company’s investor relations page at www.hhgregg.com. The call can also be accessed over the phone by dialing (877) 304-8963. Callers should reference the hhgregg first quarter earnings call. A replay of the earnings call will be available on the Company’s website through September 2, 2012.

About hhgregg

hhgregg is a specialty retailer of home appliances, televisions, computers, consumer electronics, mattresses and related services operating under the name hhgregg™. hhgregg currently operates 212 stores in Alabama, Delaware, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Mississippi, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and West Virginia.

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of hhgregg, Inc. are forward-looking statements.

The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg’s expectations are: the effect of general and regional economic and employment conditions on its net sales; impact of average selling prices on net sales; competition in existing, adjacent and new metropolitan markets; changes in consumer preferences; its ability to effectively manage and monitor its operations, costs and service quality; its reliance on a small number of suppliers; rapid inflation or deflation in core product prices; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on the Company’s key management personnel and its ability to attract and retain qualified sales personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; fluctuation in seasonal demand; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; the effect of a disruption at the Company’s central distribution centers; changes in cost for advertising; and changes in legal and/or trade regulations, currency fluctuations and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section in the Company’s fiscal 2012 Form 10-K filed on May 22, 2012. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:	Andy Giesler, Vice President of Finance
investorrelations@hhgregg.com
(317) 848-8710